EXHIBIT 99.1

                       [Scholastic Corporation Letterhead]

November 16, 1998

Dear Stockholders:

The purpose of this letter is to describe the key terms of two new programs for employees of Scholastic Corporation (the "Company") and certain affiliates. As described in the Company's Proxy Statement for the 1998 annual meeting of stockholders, the Human Resources and Compensation Committee (the "HRCC") of the Board of Directors of the Company (the "Board"), with the assistance of a consulting firm, recently reviewed the Company's general compensation philosophy and overall compensation programs and recommended to the Board two new programs -- the Scholastic Corporation 1998 Employee Stock Purchase Plan (the "Employee Plan") and the Scholastic Corporation Management Stock Purchase Plan (the "Management Plan;" the Employee Plan and the Management Plan are collectively referred to as the "Plans"). The Board approved the Plans on September 16, 1998.

The Plans are generally designed to encourage broad-based employee stock ownership by enabling eligible employees of the Company and certain designated subsidiaries to purchase Common Stock, $.01 par value ("Common Stock"), directly from the Company. It is hoped that the Plans will enable employees to have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings.

The Plans must be approved by the holders of the Company's Class A Stock before they become effective. Following the release of this letter, the Company will seek approval of the Plans by unanimous written consent of the holders of Class A Stock which is intended to be sought before December 1, 1998. Although only holders of Class A Stock have the right to vote to approve the Plans, the Board believes that it is important that all of the Company's stockholders be provided, for their information, the opportunity to become acquainted with the key terms of the Plans. Accordingly, below are summaries of the Plans.

1. Employee Plan


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The Employee Plan allows eligible employees to purchase Common Stock at a discount through payroll deductions. The Employee Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

      (a) Administration. The Employee Plan is administered by a committee of the Board or such other committee appointed from time to time by the Board. The Board has designated the HRCC to act as the committee under the Employee Plan.

      (b) Eligibility. Employees who customarily work more than 20 hours per week and at least five months per year are eligible to participate in the Employee Plan following the initial 90 days (or such other period not in excess of two years that the HRCC may designate) of employment with the Company and certain designated subsidiaries. The HRCC may determine that the Employee Plan will not be extended to all or some officers, highly compensated employees or to those employees whose principal duties consist of supervising the work of other employees. It is anticipated that employees who participate in the Management Plan will not be eligible to participate in the Employee Plan. In addition, any employee who is a "5% owner" of the Company's securities may not participate in the Employee Plan.

      (c) Participation in the Employee Plan. An eligible employee may purchase Common Stock through periodic payroll deductions from the employee's compensation, which may not exceed $25,000 of fair market value of Common Stock per year. A participant's accumulated payroll deduction account is used to purchase shares of Common Stock on the last business day of each offering period (the "Exercise Date"). The agent for the Employee Plan holds the shares of Common Stock credited to a participant's account on a book entry basis. A participant is entitled to all rights as a stockholder as soon as the shares are credited to his or her account.

      (d) Purchase Price. The purchase price for a share of Common Stock is based on a designated percentage of its fair market value as set by the HRCC in its sole discretion at least 30 days prior to the beginning of an offering period. Initially, the price per share of Common Stock will be the lesser of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date. In no event may the price be less than this amount.

      (e) Sales of Shares of Common Stock. A participant may sell all or a portion of the shares of Common Stock held under the Employee Plan through the agent for the Employee Plan, subject to brokerage commissions. Subject to certain limitations in the Employee Plan, a participant may request a certificate for his or her whole shares of Common Stock held under the Employee Plan.

2. Management Plan

The Management Plan is intended to create a means to provide deferred compensation to selected management employees of the Company and its affiliates and to raise their level of stock ownership in the Company. The Management Plan allows eligible employees to purchase restricted stock units ("RSUs") on a pretax basis and at a discount (subject to certain conditions)

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with amounts that would otherwise be paid as cash bonuses under the Company's
Annual Incentive Plan.

      (a) Administration. The Management Plan is administered by a committee of the Board (the "Management Plan Committee") which will consist of two or more directors intended to be "non-employee" directors under Section 16(b) of the Securities Exchange Act of 1934. The Board has designated the HRCC to act as the Management Plan Committee. The Management Plan will at all times be entirely unfunded, and no participant or other person will own any interest in any particular assets of the Company or any of its affiliates (including Common Stock) by reason of the right to receive payment under the Management Plan.

      (b) Eligibility. The Management Plan is intended to cover a select group of management employees and highly compensated executives who are designated by the

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Management Plan Committee. In particular, it is anticipated that the Management
Plan will generally cover vice-presidents and above.

      (c) Awards. An RSU is a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a stockholder of a share of Common Stock. The fair market value of an RSU on any date is deemed to be the fair market value of a share of Common Stock on that date.

      (d) Participation in the Management Plan. At times set forth in the Management Plan, a participant may elect to defer amounts that would otherwise be paid to him or her under the Company's Annual Incentive Plan in order to purchase RSUs. RSUs will be credited to a participant's account on the date the bonus for the relevant year is paid or otherwise would be paid (the "Award Date") in an amount equal to (a) the amount of the Participant's bonus to be received as an award of RSUs, as elected by the participant, divided by (b) the "cost" of a share of Common Stock on the Award Date.

The "cost" of purchasing an RSU as of an Award Date is based on a designated percentage, as set by the Management Plan Committee, which may not be less than 85% of the fair market value of a share of Common Stock. Initially, the cost of an RSU will be equal to 85% of the fair market value of a share of Common Stock on the Award Date.

      (e) Vesting. A participant will become vested in each RSU three years after the Award Date on which the RSU was granted or, if earlier, upon death while employed, disability while employed or retirement.

      (f) Payment. For each vested RSU, a participant will receive one share of Common Stock following the earlier of the participant's termination of employment or the end of the deferral period elected by the participant (i.e., the period not less than three years following the Award Date). For each nonvested RSU, the type of termination event will dictate the amount and payment form that the participant will receive. A participant who voluntarily terminates will receive cash equal to the lesser of the total cost of RSUs or their fair market value on the date of termination. If a participant is terminated without cause, the participant will receive (i) Common Stock based on years employed after the Award Date and (ii) cash for the remaining RSUs equal to the lesser of the total cost of RSUs or their fair market value on the date of termination.

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Both Plans may be amended, frozen or terminated at any time. No amendment will be effective unless approved by the holders of Class A Common Stock of the Company if such stockholder approval of such amendment is required to comply with Section 423 of the Code (solely with regard to the Employee Plan) or any applicable law, regulation or stock exchange rule.

A maximum of 150,000 shares of Common Stock have been reserved under the Management Plan and a maximum of 200,000 shares have been reserved under the Employee Plan, in each case, subject to adjustment in certain events The shares available under either Plan may be treasury shares or authorized but unissued shares and, in the case of the Employee Plan, shares may also be purchased on the open market.

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The foregoing is summary of the Plans and is qualified in its entirety by the plan documents. This letter is being distributed on or about November 16, 1998 to holders of record of the Company's Common Stock as of November 6, 1998. If you have any questions regarding the Plans or desire a copy of the Plans (either before or after the Plans become effective), please write or call Investor Relations, Scholastic Corporation 555 Broadway, New York, NY 10012, telephone number 212-343-6741.

                                 On behalf of the Board of Directors


                                 /s/ Richard Robinson
                                 Richard Robinson
                                 Chairman, President and Chief Executive Officer